UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

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Franklin Financial Corporation

(Name of Registrant as Specified In Its Charter)

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[LETTERHEAD OF FRANKLIN FINANCIAL CORPORATION]

January 14, 2014

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Franklin Financial Corporation (the “Company”). The meeting will be held at The Cultural Arts Center at Glen Allen, 2880 Mountain Road, Glen Allen, Virginia 23060, on Tuesday, February 25, 2014 at 4:00 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of McGladrey LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the proxy card provided to you. If you attend the meeting, you may vote in person even if you have previously voted.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Richard T. Wheeler, Jr.

Richard T. Wheeler, Jr.

Chairman, President and Chief Executive Officer

FRANKLIN FINANCIAL CORPORATION

4501 COX ROAD

GLEN ALLEN, VIRGINIA 23060

(804) 967-7000

______________________

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

______________________

TIME AND DATE	4:00 p.m., local time, on Tuesday, February 25, 2014

PLACE	The Cultural Arts Center at Glen Allen
2880 Mountain Road
Glen Allen, Virginia 23060

ITEMS OF BUSINESS	(1)	To elect two directors to serve for a term of three years.

	(2)	To ratify the selection of McGladrey LLP as our independent registered public accounting firm for fiscal 2014.

	(3)	To approve a non-binding resolution to approve the compensation of the named executive officers as disclosed in this proxy statement.

	(4)	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	To vote, you must have been a stockholder at the close of business on December 26, 2013.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card provided to you or by voting via telephone or the Internet. Voting instructions are printed on your proxy or voting instruction card. A printed proxy card for the annual meeting and a self-addressed envelope will be mailed to all stockholders of record on or about January 14, 2014. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

/s/ Donald F. Marker

Donald F. Marker
Vice President, Chief Financial Officer
and Secretary/Treasurer
January 14, 2014

FRANKLIN FINANCIAL CORPORATION

Proxy Statement

Table of Contents

General Information	1

Information About Voting	1

Corporate Governance and Board Matters	4

Audit-Related Matters	9

Stock Ownership	12

Items to be Voted on by Stockholders:

Item 1 – Election of Directors	14

Item 2 – Ratification of the Independent Registered Public Accounting Firm	16

Item 3 – Advisory Vote on the Approval of Compensation of the Named Executive Officers.	16

Compensation Committee Report	17

Compensation Discussion and Analysis	17

Executive Compensation	25

Other Information Relating to Directors and Executive Officers	35

Submission of Business Proposals and Stockholder Nominations	36

Stockholder Communications	37

Miscellaneous	37

FRANKLIN FINANCIAL CORPORATION

__________________________________

PROXY STATEMENT

__________________________________

General Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Franklin Financial Corporation for the 2014 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Franklin Financial Corporation as “Franklin Financial,” the “Company,” “we,” “our” or “us.”

Franklin Financial is the holding company for Franklin Federal Savings Bank. In this proxy statement, we may also refer to Franklin Federal Savings Bank as “Franklin Federal” or the “Bank.”

We are holding the 2014 annual meeting at The Cultural Arts Center at Glen Allen, 2880 Mountain Road, Glen Allen, Virginia 23060, on Tuesday, February 25, 2014 at 4:00 p.m., local time.

We intend to provide access to this proxy statement and a proxy card to stockholders of record beginning on or about January 14, 2014.

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting of Stockholders to be held on February 25, 2014

This proxy statement and our 2013 annual report are available electronically at www.cfpproxy.com/7000. On this website, the Company also posts the Company’s 2013 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

Information About Voting

Who Can Vote at the Meeting

You are entitled to vote the shares of Franklin Financial common stock that you owned as of the close of business on December 26, 2013. As of the close of business on December 26, 2013, a total of 12,128,725 shares of Franklin Financial common stock were outstanding. Each share of common stock has one vote.

Ownership of Shares; Attending the Meeting

You may own shares of Franklin Financial in one of the following ways:

•	Directly in your name as the stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”;

•	Indirectly through the Franklin Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”); or

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•	Indirectly through the trust that holds restricted stock awards under the Franklin Financial Corporation 2012 Equity Incentive Plan (the “2012 Plan”).

If your shares are registered directly in your name, you are the holder of record of these shares and have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Franklin Financial common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

If you have received a restricted stock award under the 2012 Plan and/or have been allocated shares through the ESOP, please refer to Information About Voting—Participants in the ESOP and 2012 Plan for information on how to vote those shares.

Quorum and Vote Required

Quorum. We will have a quorum and be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, stockholders will be asked to elect two directors to serve a term of three years. In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to any nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm or on the non-binding resolution to approve the compensation of the named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. The affirmative vote of a majority of the votes cast is required to ratify the selection of McGladrey LLP as our independent registered public accounting firm for 2014 and to approve a non-binding resolution to approve the compensation of the named executive officers.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this proxy statement), or with respect to the advisory vote regarding the compensation of our named executive officers (Item 3 of this proxy statement). Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or for the advisory vote regarding the compensation of our named executive officers, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker does, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2 of this proxy statement).

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How We Count Votes. If you return valid proxy instructions, vote via telephone or the Internet, or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposals to ratify the selection of the independent registered public accounting firm and the non-binding vote on the compensation of the named executive officers, abstentions and broker non-votes will have no effect on the proposal.

Voting by Proxy

The Board of Directors of Franklin Financial is requesting that you allow your shares of Franklin Financial common stock to be represented at the annual meeting by the persons named in the proxy card. All shares of Franklin Financial common stock represented at the annual meeting by a properly executed and dated proxy card will be voted according to the instructions indicated on the proxy card or as indicated when you vote via telephone or the Internet. If you sign, date and return a proxy card or submit a proxy via telephone or the Internet without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote:

•	FOR each of the nominees for director;

•	FOR ratification of McGladrey LLP as the independent registered public accounting firm; and

•	FOR the approval of the compensation of the named executive officers.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Franklin Financial common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later-dated proxy, vote on a later date via telephone or the Internet or attend the meeting and vote your shares in person. Please note all votes cast via telephone or the Internet must be cast prior to 11:59 p.m., Eastern time on February 24, 2014. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the ESOP and 2012 Plan

If you participate in the ESOP or the 2012 Plan, you will receive a voting instruction card for each plan that will reflect all the shares that you may direct the trustees to vote on your behalf under the respective plans. Under the terms of the ESOP, all allocated shares of Franklin Financial common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants. All unallocated shares of Franklin Financial common stock held by the ESOP and all allocated shares for which no timely voting instructions are received are voted by the ESOP trustee in the same proportion as shares for which the trustee received voting instructions from other plan participants, subject to the exercise of its fiduciary duties. Under the 2012 Plan, participants may direct the trustee how to vote their unvested restricted stock awards. The trustee will vote all shares held in the trust for which it does not receive timely instructions as directed by Franklin Financial. The deadline for returning your voting instruction cards is February 18, 2014.

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Corporate Governance and Board Matters

Director Independence

The Company’s Board of Directors currently consists of eight members, all of whom are independent under the listing standards of the Nasdaq Stock Market, except for Mr. Wheeler, who is Chairman, President and Chief Executive Officer of Franklin Financial and Franklin Federal. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading Other Information Relating to Directors and Executive Officers—Transactions with Related Persons.

Board Leadership Structure and Board’s Role in Risk Oversight

The Company’s Board of Directors endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the Chief Executive Officer. However, the Board does not believe that mandating a particular structure, such as a separate Chairman and Chief Executive Officer, is necessary to achieve effective oversight. The Board of the Company is currently comprised of eight directors, seven of whom are independent directors under the listing standards of the Nasdaq Stock Market. The Chairman of the Board has no greater nor lesser vote on matters considered by the Board than any other director. All directors of the Company, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. Accordingly, separating the offices of Chairman and Chief Executive Officer would not serve to enhance or diminish the fiduciary duties of any director of the Company. The Board does not currently have a lead director.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including but not limited to credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk management oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends all or portions of the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

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Corporate Governance Policies

The Board of Directors has adopted a corporate governance policy to govern certain activities, including the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the Chief Executive Officer.

Committees of the Board of Directors

The following table identifies the Company’s standing committees and their members as of December 26, 2013. All members of each committee are independent in accordance with the listing requirements of the Nasdaq Stock Market. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Governance Documents portion of the Investor Relations section of the Company’s website (www.franklinfederal.com).

Director	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee

Hugh T. Harrison II			X		X	*
Warren A. Mackey	X				X
L. Gerald Roach	X				X
Elizabeth W. Robertson	X		X	*
George L. Scott	X	*	X
Richard T. Wheeler, Jr.
Richard W. Wiltshire, Jr.	X				X
Percy Wootton			X		X
Number of Meetings in Fiscal 2013	5		3		2

*	Chairperson

Audit Committee. The Audit Committee meets periodically with the independent registered public accounting firm, the Director of Internal Audit and management to review accounting, auditing, internal control structure and financial reporting matters. The committee also receives and reviews the reports and findings and other information presented to them by the Director of Internal Audit and the Company’s officers regarding financial reporting policies and practices. The Audit Committee selects, subject to ratification by stockholders, the independent registered public accounting firm and meets with them to discuss the results of the annual audit and any related matters. The Board of Directors has determined that Mr. Scott and Ms. Robertson are “audit committee financial experts” under the rules of the Securities and Exchange Commission. Mr. Scott and Ms. Robertson are independent under the listing standards of the Nasdaq Stock Market applicable to audit committee members.

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the Chief Executive Officer and other executives and establishes personnel policies. The Compensation Committee reviews all components of compensation including base salary, bonus, equity compensation, benefits and other perquisites. The Chief Executive Officer makes recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for other officers. Those recommendations consider the objectives of the compensation philosophy and the range of compensation programs authorized by the Compensation Committee.

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Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to Franklin Financial and monitoring compliance with these policies and guidelines. In addition, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. It recommends director candidates for each committee for appointment by the Board.

Minimum Qualifications. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age limitation and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the prospective nominee to determine if he or she possesses the following qualifications, qualities or skills:

•	contributions to the range of talent, skill and expertise appropriate for the Board;

•	financial, regulatory and business experience, knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of the stockholders of the Company and the best interests of the Company;

•	the ability to devote sufficient time and energy to the performance of his or her duties; and

•	independence under applicable Securities and Exchange Commission and listing definitions.

The Committee will also consider any other factors it deems relevant, including age, size of the Board of Directors and regulatory disclosure obligations. Further, when identifying nominees to serve as directors, the Nominating and Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.

In addition, before nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

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Director Nomination Process. The Nominating and Corporate Governance Committee adheres to the process discussed below when it identifies and evaluates individuals to be nominated for election to the Board of Directors.

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of Franklin Federal’s local communities. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating and Corporate Governance Committee has not previously used an independent search firm in identifying nominees.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendations by Stockholders. It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of the Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

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In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Directors’ Compensation

The following table provides the compensation received by individuals who served as non-employee directors of Franklin Financial and Franklin Federal during fiscal 2013. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Hugh T. Harrison II	29,900	–	–	8,460	38,360
Warren A. Mackey	30,100	–	–	6,750	36,850
L. Gerald Roach	30,900	–	–	9,875	40,775
Elizabeth W. Robertson	31,400	–	–	12,243	43,643
George L. Scott	31,400	–	–	8,460	39,860
Richard W. Wiltshire, Jr.	30,900	–	–	8,549	39,449
Percy Wootton	27,500	–	–	12,260	39,760

____________________________

(1)	At September 30, 2013, the aggregate number of unvested restricted stock award shares held in trust was 12,000 for each non-employee director.
(2)	Each non-employee director held 37,000 stock options at September 30, 2013.
(3)	Reflects dividends paid on unvested restricted stock awards and shares held under the Company’s Stock-Based Deferral Plan.

Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid during fiscal 2014 to the non-employee directors of Franklin Federal. Directors do not receive any additional fees for their service on the Board of Directors of Franklin Financial.

Annual Retainer	$13,300
Fee per Board Meeting (attended in person or telephonically at the Company’s initiative)	$1,200
Fee per Board Meeting (attended telephonically at the initiative of individual directors)	$800
Fee per Committee Meeting	$600

Board and Committee Meetings

During the year ended September 30, 2013, the Board of Directors of the Company and the Bank held 12 and 11 meetings, respectively. No director attended fewer than 75% of the aggregate total meetings of the respective Boards of Directors and the committees on which such director served during fiscal 2013.

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Director Attendance at Annual Meeting of Stockholders

While the Company has no formal policy on director attendance at annual meetings of stockholders, directors are encouraged to attend. Seven of the eight directors serving at the time of the 2013 annual meeting of stockholders attended the meeting.

Code of Ethics and Business Conduct

Franklin Financial has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Audit-Related Matters

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting process.

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In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements with U.S. generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2013 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014.

Audit Committee of the Board of Directors

of Franklin Financial Corporation

George L. Scott – Chairperson

Warren A. Mackey

L. Gerald Roach

Elizabeth W. Robertson

Richard W. Wiltshire, Jr.

Audit Fees. The following table sets forth the fees billed to the Company for the fiscal years ended September 30, 2013 and 2012 by McGladrey LLP:

	2013	2012
Audit Fees	$255,500	$264,000
Audit-Related Fees (1)	–	32,760
Tax Fees	–	–
All Other Fees	–	–

(1)	Audit-related fees for 2012 include fees for consultation concerning research and consent for documents filed with the Securities and Exchange Commission.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.

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In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended September 30, 2013, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

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Stock Ownership

The following table provides information as of December 26, 2013 with respect to persons and entities known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding(1)

Franklin Federal Savings Bank Employee Stock Ownership Plan 4501 Cox Road Glen Allen, Virginia 23060	1,142,790		9.4%

Warren A. Mackey 40 Worth Street, 10th Floor New York, New York 10013	1,123,336	(2)	9.3

Lawrence B. Seidman 100 Misty Lane, 1st Floor Parsippany, New Jersey 07054	760,123	(3)	6.3

MFP Partners, L.P. c/o MFP Investors LLC 667 Madison Avenue, 25th Floor New York, New York 10065	713,798	(4)	5.9

(1)	Based on 12,128,725 shares outstanding as of December 26, 2013 and in the case of Mr. Mackey, 7,400 shares underlying options which are fully vested and exercisable.
(2)	Includes 15,400 shares of unvested restricted stock over which Mr. Mackey has voting power and 7,400 shares of common stock underlying stock options which are fully vested and exercisable.
(3)	Based on information contained in a Schedule 13D/A filed with the U.S. Securities and Exchange Commission on June 25, 2013 by the following entities in addition to Mr. Seidman in his individual capacity: Seidman and Associates, L.L.C., Seidman Investment Partnership, L.P., Seidman Investment Partnership II, L.P., LSBK06-08, L.L.C., Broad Park Investors, L.L.C., CBPS, L.L.C., 2514 Multi-Strategy Fund, L.P. and Veteri Place Corporation.
(4)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2013 by MFP Partners, L.P., MFP Investors LLC as the general partner of MFP Partners, L.P., and Michael F. Price as the managing partner of MFP Partners, L.P. and managing member and controlling person of MFP Investors LLC.

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The following table provides information as of December 26, 2013 about the shares of Franklin Financial common stock that may be considered to be owned by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Common Stock (1)		Percent of Common Stock Outstanding (2)
Directors
Hugh T. Harrison II	32,529	(3)	*%
Warren A. Mackey	1,123,336	(3)	9.3
L. Gerald Roach	50,984	(3)	*
Elizabeth W. Robertson	77,122	(4)	*
George L. Scott	71,353	(3)	*
Richard T. Wheeler, Jr.	218,728	(5)	1.8
Richard W. Wiltshire, Jr.	65,903	(3)	*
Percy Wootton	38,367	(3)	*

Named Executive Officers Who Are Not Also Directors
Donald F. Marker	174,029	(6)	1.4
Steven R. Lohr	162,769	(7)	1.3
Barry R. Shenton	171,222	(8)	1.4

All Directors and Executive Officers as a group (11 persons)	2,186,342		17.8

  _________________

(1)	This column includes 15,400 shares of unvested restricted stock awards held in trust under the 2012 Plan for each non-employee director, which each director is permitted to direct the trustee to vote.
(2)	Based on 12,128,725 shares outstanding as of December 26, 2013 and the number of shares of common stock underlying options which are fully vested and exercisable for each individual and all directors and executive officers as a group.
(3)	Includes 7,400 shares of common stock underlying options which are fully vested and exercisable.
(4)	Includes 2,000 shares owned by Ms. Robertson’s son and 7,400 shares of common stock underlying options which are fully vested and exercisable.
(5)	Includes 6,091 shares allocated under the ESOP, 77,000 shares of unvested restricted stock over which Mr. Wheeler has voting power and 37,000 shares of common stock underlying options which are fully vested and exercisable.
(6)	Includes 4,196 shares allocated under the ESOP, 57,000 shares of unvested restricted stock over which Mr. Marker has voting power and 25,000 shares of common stock underlying options which are fully vested and exercisable.
(7)	Includes 15,311 shares held by the individual retirement account of Mr. Lohr’s spouse, 4,455 shares allocated under the ESOP, 51,100 shares of unvested restricted stock over which Mr. Lohr has voting power and 25,000 shares of common stock underlying options which are fully vested and exercisable.
(8)	Includes 4,461 shares allocated under the ESOP, 51,100 shares of unvested restricted stock over which Mr. Shenton has voting power and 25,000 shares of common stock underlying options which are fully vested and exercisable.
*	Less than 1.0%.

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Items to be Voted on by Stockholders

Item 1 – Election of Directors

The Company’s Board of Directors consists of eight members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors’ nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are L. Gerald Roach and Richard T. Wheeler, Jr.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute nominee proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each individual’s biography is as of September 30, 2013. There are no family relationships among the directors or executive officers.

Board Nominees for Terms Ending in 2017

L. Gerald Roach is President and Chief Executive Officer of Mutual Assurance Society of Virginia. Age 69. Director of the Company and the Bank since 2010 and 2004, respectively.

Mr. Roach has extensive management level, investment and regulatory experience in the financial services industry. Such management experience in the regulated insurance industry has exposed Mr. Roach to many of the issues facing public companies today, particularly regulated entities involved in investing funds and risk management, making Mr. Roach a valued component of the Board.

Richard T. Wheeler, Jr. is Chairman, President and Chief Executive Officer of Franklin Financial Corporation and Franklin Federal. Mr. Wheeler joined Franklin Federal in 1992. Previously, he was a partner in KPMG LLP. Age 66. Director of the Company and the Bank since 2010 and 1992, respectively.

Mr. Wheeler’s extensive experience in the local banking industry, prior experience as the Virginia banking industry leader for KPMG LLP and involvement in business and civic organizations in the communities in which Franklin Federal operates affords the Board valuable insight regarding our business and operations. Mr. Wheeler’s knowledge of all aspects of our business, combined with his community connections and strategic vision, position him well to continue to serve as our Chairman, President and Chief Executive Officer.

Directors with Terms Ending in 2015

Hugh T. Harrison II is a shareholder in the law firm of Williams, Mullen, Clark & Dobbins, P.C. Age 59. Director of the Company and the Bank since 2010 and 2008, respectively.

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As an attorney specializing in commercial real estate, Mr. Harrison brings in-depth knowledge and expertise regarding Franklin Federal’s commercial real estate loan operations. Prior to attending law school, Mr. Harrison was a bank examiner with the Virginia State Corporation Commission Bureau of Banking.

Elizabeth W. Robertson served as a certified public accountant with KPMG LLP from 1975 until 1985 and is currently chief financial officer of Monument Restaurants, LLC, with which she has been affiliated since March 2011. Age 60. Director of the Company and the Bank since 2010 and 1996, respectively.

While practicing as a certified public accountant, Ms. Robertson specialized in audits of financial institutions. Ms. Robertson’s previous experience as a certified public accountant and current experience as a chief financial officer provide expertise that qualifies her as a financial expert on the Company’s Audit Committee. In addition, Ms. Robertson has been a resident of our market area since 1975 and is an active member of the community, serving on a number of charitable, social and civic boards. Ms. Robertson’s active involvement in the community has helped her establish a network of contacts that greatly assists us in our marketing efforts.

George L. Scott is retired and served as a partner in KPMG LLP from 1979 until 2008. Age 67. Director of the Company and the Bank since 2010 and 2008, respectively.

As a former Securities and Exchange Commission reviewing partner for KPMG LLP and former engagement partner on the audits of numerous public financial institutions and other public companies, Mr. Scott provides the Board of Directors with critical experience regarding tax, financial and accounting matters and has the background to qualify as a financial expert on the Company’s Audit Committee.

Directors with Terms Ending in 2016

Warren A. Mackey is founder and sole shareholder of Arles Advisors Inc., which is the managing general partner of Arles Partners LP, Homestead Partners LP and Homestead Odyssey Partners LP, three private investment partnerships specializing in the financial services industry. Mr. Mackey is a former director of Center Financial Corporation, one of the largest Korean-American banks in the United States, and is a current director of BankAsiana. Age 54. Director of the Company and the Bank since March 2012.

Mr. Mackey’s prominent and active career within the financial services community, his service on the boards of directors of other financial institutions and his knowledge of how converted mutual savings banks can create shareholder value affords the Board of Directors extensive experience and expertise on a wide array of investment and financial matters.

Richard W. Wiltshire, Jr. is retired and a past president (1988-1997) and chief executive officer (1992-1997) of Home Beneficial Corporation and Home Beneficial Life Insurance Company. Age 68. Director of the Company and the Bank since 2010 and 2008, respectively.

Mr. Wiltshire’s experience offers the Board of Directors substantial public company management experience, specifically within the region in which we conduct our business. Mr. Wiltshire has considerable experience in the insurance industry and the related investment and risk assessment practice areas necessary in banking operations.

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Percy Wootton is a retired cardiologist and a past president (1997-1998) and member (1991-1999) of the Board of Trustees of The American Medical Association. He has been involved in community organizations within the region in which we conduct our business, including serving as a member of the Board of Visitors of Virginia Commonwealth University, a member of the Board of Trustees of Lynchburg College and Chairman of the Board of Directors of the Greater Richmond Chapter of the American Red Cross. Age 81. Director of the Company and the Bank since 2010 and 1979, respectively.

Through his affiliation with Franklin Federal for over 33 years, Dr. Wootton brings in-depth knowledge and understanding of our history, operations and customer base. Additionally, Dr. Wootton’s previous experience as a past president and member of the governing boards of numerous civic, charitable, educational and industry organizations has provided him with leadership experience and expertise that is valuable to our Board of Directors.

Item 2 – Ratification of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed McGladrey LLP to be the Company’s independent registered public accounting firm for fiscal 2014, subject to ratification by stockholders. A representative of McGladrey LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

Item 3 – Advisory Vote on the Approval of Compensation of the Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires, among other things, that the Company permit a non-binding advisory vote on the compensation of its named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies through the following resolution:

“Resolved, that the Company’s stockholders approve the compensation paid to the Company’s named executive officers, as described in the Compensation Discussion and Analysis and compensation tables and narrative disclosure in this proxy statement.”

Because the vote is advisory, it will not be binding upon the Company or its Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of the named executive officers.

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Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors

of Franklin Financial Corporation

Elizabeth W. Robertson (Chairperson)

Hugh T. Harrison II

George L. Scott

Percy Wootton

Compensation Committee Interlocks and Insider Participation. Mr. Wheeler serves on the board of directors of Mutual Assurance Society of Virginia, of which Mr. Roach is President and Chief Executive Officer. Mr. Wheeler does not serve on the board committee of Mutual Assurance Society of Virginia that performs the functions equivalent to that of a compensation committee.

Compensation Discussion and Analysis

The compensation provided to our “named executive officers” for the 2013 fiscal year is set forth in detail in the Summary Compensation Table and supporting tables and narrative that follow the Summary Compensation Table in this proxy statement. The purpose of this Compensation Discussion and Analysis is to explain our executive compensation philosophy, objectives and design and the compensation elements for our named executive officers. Our “named executive officers” are those executives listed in the Summary Compensation Table under the Executive Compensation section of this proxy statement.

Compensation Philosophy

Our compensation philosophy starts from the premise that our success depends, in large part, on the dedication and commitment of the people we place in key operating positions to drive our business strategy. We strive to satisfy the demands of our business model by providing our management team with incentives tied to the successful implementation of our business objectives. However, we recognize that we operate in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

In 2013, our compensation decisions for our named executive officers were based on the following:

•	Meeting the Demands of the Market – We strive to provide our named executive officers with a competitive package of base salaries, retirement benefits and equity incentive compensation that, when viewed in connection with our overall work environment, position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•	Reflecting Our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

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Summary of Compensation Practices in 2013

Our named executive officers’ fiscal 2013 compensation package consisted primarily of the following components.

Component	Key Features	Purpose	Summary of Actions Taken During the 2013 Fiscal Year
Base salary	Salary adjustments are considered on an annual basis in connection with each executive’s annual performance review.	Provides our executives with a fixed amount of cash compensation.	The Compensation Committee reviewed each executive’s performance and peer group data provided by McLagan, an independent management consulting firm, and adjusted each named executive officer’s base salary for cost of living and merit increases, which ranged between 1.3% and 4.6%.

Short-term incentive compensation	Discretionary cash bonus which historically equaled 5% of base salary.	Provides additional compensation to attract and retain skilled management.	The Compensation Committee elected not to make cash bonus payments in 2013 to participants in the 2012 Plan.

Long-term incentive compensation	The 2012 Plan allows the Compensation Committee to make grants of restricted stock and stock options subject to the achievement of performance goals and/or time-based vesting.	Equity grants align the interests of our executives with our stockholders.	No new equity awards were granted in 2013. Our named executive officers vested in 20% of time-based stock option awards and 20% of performance-based restricted stock awards during the 2013 fiscal year.

Health and welfare plans	Franklin Federal provides medical, dental, life insurance and disability plans to eligible employees.	Provides a competitive, broad-based employee benefits structure.	None.

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Component	Key Features	Purpose	Summary of Actions Taken During the 2013 Fiscal Year
Retirement plans

Franklin Federal sponsors a 401(k) Plan, ESOP and defined benefit pension plan (the “Pension Plan”) (available to all eligible employees) for the purpose of providing additional income upon retirement. In addition, Franklin Federal maintains a supplemental executive retirement plan for Mr. Wheeler.

All of our directors and executive officers are also eligible to participate in our stock-based deferral plan. In addition, certain executive officers maintain account balances in our frozen cash-based deferred compensation plan.

		Provides competitive retirement-planning benefits to attract and retain skilled management. Not performance-based.	None.

Perquisites	Our Chief Executive Officer has a Bank-owned automobile. In addition, monthly dues to a business club are paid for by the Bank.	Provides a competitive compensation package. Not performance-based.	The Compensation Committee reviewed the perquisites provided to our Chief Executive Officer and determined that they were reasonable and necessary for our Chief Executive Officer to perform his services for the Company and the Bank.

Role of the Compensation Committee

We rely on the Compensation Committee to develop the broad outline of our compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy. The Compensation Committee is also responsible for the administration of our compensation programs and policies.

The Compensation Committee operates under a written charter that establishes its responsibilities. The Compensation Committee and the Board of Directors review the charter periodically to ensure that the scope of the charter is consistent with the Compensation Committee’s expected role. Under the charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program. The charter vests in the Compensation Committee the sole responsibility for determining the compensation of the Chief Executive Officer based on the Compensation Committee’s evaluation of his performance. The charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

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During 2013, the Compensation Committee met three (3) times. The current members of the Compensation Committee are Elizabeth W. Robertson (Chairperson), Hugh T. Harrison II, George L. Scott and Percy Wootton.

Role of the Compensation Consultant

We engaged McLagan, an independent management consulting firm, for the 2013 fiscal year to assist the Compensation Committee in establishing a peer group of financial institutions. The peer group compensation data provided by McLagan assisted the Compensation Committee in evaluating our compensation programs as compared to our peer group. See “—Peer Group Analysis” for information on the financial institutions that make up our 2013 peer group.

Role of Management

Our Chief Executive Officer, in conjunction with representatives of the Compensation Committee and the Human Resources Department, develops recommendations regarding the appropriate mix and level of compensation for our named executive officers (other than himself). The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Chief Executive Officer meets with the Compensation Committee to discuss the compensation recommendations for the other named executive officers. Our Chief Executive Officer does not participate in Compensation Committee discussions relating to the determination of his compensation.

Peer Group Analysis

The cornerstone of our compensation philosophy is the maintenance of a competitive compensation program relative to the companies with whom we compete for talent and/or whose business model is comparable to our business model. In 2013, McLagan worked with our Compensation Committee to establish a peer group of financial institutions, which consisted of 22 financial institutions located in Virginia, North Carolina, South Carolina, Maryland and Pennsylvania with an average asset size of $1.0 billion. The Compensation Committee used the compensation data provided for our peer group to determine the competitiveness of our overall compensation package.

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Our 2013 peer group consisted of the following institutions:

Company Name		City	State
1.	Park Sterling Corporation	Charlotte	NC
2.	American National Bankshares, Inc.	Danville	VA
3.	Middleburg Financial Corporation	Middleburg	VA
4.	Community Bankers Trust Corporation	Glen Allen	VA
5.	Palmetto Bancshares, Inc.	Greenville	SC
6.	National Bankshares, Inc.	Blacksburg	VA
7.	Fox Chase Bancorp	Hatboro	PA
8.	WashingtonFirst Bankshares, Inc.	Reston	VA
9.	Monarch Financial Holdings, Inc.	Chesapeake	VA
10.	C&F Financial Corporation	West Point	VA
11.	The Community Financial Corporation	Waldorf	MD
12.	Republic First Bancorp, Inc.	Philadelphia	PA
13.	QNB Corporation	Quakertown	PA
14.	Old Point Financial Corporation	Hampton	VA
15.	Access National Corporation	Reston	VA
16.	Old Line Bancshares, Inc.	Bowie	MD
17.	Virginia Heritage Bank	Vienna	VA
18.	ENB Financial Corporation	Ephrata	PA
19.	Valley Financial Corporation	Roanoke	VA
20.	Mid Penn Bancorp, Inc.	Millersburg	PA
21.	Southern National Bancorp of Va, Inc.	McLean	VA
22.	Carolina Bank Holdings, Inc.	Greensboro	NC

Base Salary

The base salary of each named executive officer is reviewed on an annual basis in connection with the executive’s performance review. Decisions regarding salary adjustments take into account an executive’s current overall compensation package, market compensation practice, the role/contribution of the executive to the Company, retention risk and the Company’s financial condition. Our goal is to maintain salary levels for the named executive officers at levels reasonably consistent with base pay received by those in comparable positions in the market. In 2013, we used peer group information from McLagan to evaluate the overall competitiveness of our named executive officers’ compensation packages and made modest increases to base salaries in order to continue to provide competitive salary levels for our named executive officers . See Executive Compensation―Summary Compensation Table for salaries paid to our named executive officers in 2013. In addition to annual reviews, we also evaluate salary levels at the time of promotion or other change in responsibilities or as a result of specific commitments we made when a specific officer was hired.

Employment Agreements

We maintain three-year employment agreements with our named executive officers. In addition to outlining the terms and conditions of employment, the employment agreements also ensure the stability of our management team by providing the executives with financial protection in the event a named executive officer is involuntarily terminated for reasons other than cause (as defined in the employment agreements) or if a named executive officer is terminated in connection with a change in control. The terms and conditions of our employment agreements are consistent with the agreements provided to senior officers in the thrift industry and reflect best practices, such as the exclusion of tax gross ups. See Executive Compensation― Employment Agreements and —Potential Post-Termination Benefits for a detailed discussion of the terms of the employment agreements and the benefits provided upon termination of service.

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In consideration of each named executive officer’s performance and in order to ensure the stability of our management team, on October 1, 2013 the Compensation Committee extended the term of each executive’s employment agreement through October 1, 2016.

Short-Term Incentive Compensation

Historically, the Bank paid all employees a discretionary cash bonus equal to 5% of base salary. In 2013, the Compensation Committee elected not to pay cash bonuses to participants in the 2012 Plan in consideration of the long-term incentive compensation provided by the 2012 Plan.

Long-Term Equity-Based Incentive Compensation

In fiscal 2013, 20% of the time-based stock option awards and 20% of the performance based-restricted stock awards granted under our 2012 Plan during the 2012 fiscal year vested. The vested awards represented a significant portion of our named executive officers’ total compensation in 2013. Our Compensation Committee structured the 2012 equity awards made to our named executive officers to reflect best practices in recently converted peer thrift institutions and the general principles established by the Board of Directors in connection with its adoption of the 2012 Plan. The 2012 equity awards were contingent on achieving specific, performance-based vesting conditions that reflect the Company’s strategic goals. Each year the Compensation Committee reviews the performance goals as compared to our actual performance for purposes of determining what portion of an award (if any) vests in a given year (“performance period”). Under the terms of the 2012 Plan, the Compensation Committee has broad authority to make additional awards or modify the terms of outstanding awards. However, the Board maintains significant oversight of the Company’s equity compensation program to ensure that the program is administered in a manner consistent with the Company’s compensation philosophy and business plan.

Stock Compensation Grant and Award Practices; Timing Issues

The Compensation Committee consulted with McLagan to insure our equity award program is competitive with our peers and reflects best practices in the financial institutions industry.

As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates or stock option exercise prices. Similarly, we have never timed the release of material non-public information to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.

Health and Welfare Plans

Our health and welfare benefit plans are open to all full-time employees. Under each plan, the named executive officers receive either the same benefit as all other salaried employees or a benefit that is exactly proportional, as a percentage of salary, to the benefits that others receive.

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Retirement Plans

401(k) Plan. Participation in our tax-qualified 401(k) Plan is available to all of our employees over the age of 21 with at least one year of service and 1,000 hours of service per year. This plan allows our employees to save money for retirement in a tax-advantaged manner. The Bank matches 25% of employee contributions up to 6% of salary. All of our named executive officers currently participate in this plan.

ESOP. Participation in our tax qualified ESOP is available to all of our employees over the age of 21 with at least one year of service and 1,000 hours of service per year. The plan provides our employees with the opportunity to accumulate a retirement benefit in our common stock at no cost to the employees. All of the named executive officers participate in the ESOP.

Defined Benefit Pension Plan. Participation in our non-contributory Pension Plan is available for substantially all of our employees hired prior to August 1, 2011. Retirement benefits under the Pension Plan are generally based on an employee’s years of service and compensation during the five years of highest compensation in the ten years immediately preceding retirement. All of the named executive officers participate in the Pension Plan.

SERP. The Bank maintains a supplemental executive retirement plan (“SERP”) for Mr. Wheeler to provide him with benefits he cannot receive through the Pension Plan due to IRS limitations on benefits provided under tax-qualified plans.

Stock-Based Deferral Plan. Our stock-based deferral plan allows participants to invest dividends received on Franklin Financial Corporation common stock in additional shares. Messrs. Wheeler, Marker, Lohr and Shenton are currently participants in the plan. See Executive Compensation—Nonqualified Deferred Compensation—Stock-Based Deferral Plan for additional information on the benefits provided to the executives.

Nonqualified Deferred Compensation Plan (Cash-Based). Our phantom equity deferred compensation plans were frozen in connection with our initial public offering, and our executives (as well as our directors) were given the option of transferring all or a portion of their balances in these plans to the stock-based deferral plan discussed above or maintaining all or a portion of their balances in a cash-based nonqualified deferred compensation plan. Executives that maintain an account balance in the cash-based plan are credited with interest based on our seven-year certificate of deposit rate. Executives are not permitted to defer new money into the plan.

Perquisites

During fiscal 2013, the only perquisites provided were to Mr. Wheeler. A Bank-owned automobile was provided to Mr. Wheeler and his monthly dues to The Commonwealth Club were paid for by the Bank. The Compensation Committee reviewed Mr. Wheeler’s perquisites and determined that they are a common element of a competitive compensation package for a chief executive officer at a financial institution that is comparable to us and an effective management retention tool.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure an understanding of the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

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Stock Ownership Requirements

During fiscal 2013, the Company did not have a formal stock ownership policy for our named executive officers or Board members. However, our named executive officers maintain a meaningful ownership interest in our stock.

Risk Assessment of Compensation Programs

It is our policy to regularly monitor our compensation policies and practices to determine whether our risk management objectives are being met. The Compensation Committee reviews the design features, characteristics, performance metrics and approval mechanisms of total compensation for all employees, including salaries, incentive plans, bonuses, sales incentives, stock options and performance awards to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on the Company or its affiliates. Our compensation programs are designed to provide incentives to executives and other employees to achieve our long-term objectives without encouraging excessive risk taking, and to align compensation with the long-term interests of the stockholders. Compensation is reviewed on a yearly basis and is subject to adjustment by the Compensation Committee based on the findings of such review.

We have determined that our compensation policies and programs do not encourage excessive and unnecessary risk taking because they are designed to encourage employees to remain focused on both our short and long-term objectives and financial goals and are designed to align compensation with the long-term interests of the stockholders.

Conclusion

Our Compensation Committee has considered each of the elements of the named executive officers’ compensation, as described above. The committee believes the amount of each element and the total amount of compensation for each named executive officer is reasonable and appropriate in light of the officer’s experience and individual performance.

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Executive Compensation

Summary Compensation Table. The following table provides information concerning total compensation earned or paid to the principal executive officer, principal financial officer and the two other most highly compensated executive officers of Franklin Financial and Franklin Federal who served in such capacities at September 30, 2013. These four officers are referred to as the named executive officers in this proxy statement.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Bonus ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)
Richard T. Wheeler, Jr.	2013	240,000	—	—	—	12,565	142,789	395,354
Chairman, President and	2012	240,000	1,006,500	695,600	—	177,620	55,177	2,174,897
Chief Executive Officer of the Company and the Bank	2011	235,800	—	—	11,790	188,980	12,924	449,494

Donald F. Marker	2013	156,000	—	—	—	—	82,177	238,177
Vice President, Chief Financial	2012	150,000	671,000	470,000	—	96,069	27,022	1,414,091
Officer and Secretary/Treasurer of the Company and Executive Vice President, Chief Financial Officer and Secretary/Treasurer of the Bank	2011	144,000	—	—	21,600	82,814	2,160	250,574

Steven R. Lohr	2013	170,700	—	—	—	26,867	74,540	272,107
Vice President of the Company and	2012	167,300	671,000	470,000	—	103,746	27,952	1,439,998
Executive Vice President of the Bank	2011	162,300	—	—	8,115	92,219	2,435	265,069

Barry R. Shenton	2013	170,700	—	—	—	32,044	74,592	277,336
Vice President of the Company and	2012	167,300	671,000	470,000	—	99,472	27,995	1,435,767
Executive Vice President of the Bank	2011	162,300	—	—	8,115	94,283	2,435	267,133

(1)	Reflects the aggregate change in the actuarial value of the executive’s accumulated benefits under the Pension Plan and Mr. Wheeler’s SERP, calculated in accordance with Statement of Financial Accounting Standards No. 87. For Mr. Marker, the change in the actuarial value of his accumulated benefits under the Pension Plan was $(11,932) in 2014.
(2)	Represents 401(k) Plan matching contribution and, with respect to Mr. Wheeler, a car and club allowance. Also includes the market value as of December 31, 2012 of the 2012 annual ESOP allocation and dividends paid on the allocation. Mr. Wheeler—$50,131; Mr. Marker—$34,891; Mr. Lohr—$38,230; and Mr. Shenton—$38,281. Reflects dividends paid on unvested restricted stock awards and shares held under the Company’s stock-based deferral plan.

Employment Agreements

Franklin Financial and Franklin Federal maintain employment agreements with Messrs. Wheeler, Marker, Lohr and Shenton (the “executive(s)”). The employment agreements have an initial term of three years and may be renewed by the Board of Directors following a review of each executive’s job performance for an additional year so that the remaining term will be three years. On October 1, 2013 the Compensation Committee extended the term of each executive’s employment agreement through October 1, 2016. The employment agreements provide for a base salary and, among other things, participation in discretionary bonuses or other incentive compensation provided to senior management, and participation in stock benefit plans and other fringe benefits applicable to executive personnel. In addition, the employment agreements provide cash payments and benefit continuation in the event of involuntary termination without cause or voluntary termination for good reason, disability or in connection with a change in control. If an executive is terminated for cause or voluntarily terminates his employment with Franklin Financial or Franklin Federal, he will not receive a payment or benefits under the employment agreement.

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Under the terms of their employment agreements, the executives are subject to a one year non-compete if they terminate their employment for good reason (as defined in the agreement) or they are terminated without cause (as defined in the agreement).

See Executive Compensation—Potential Post-Termination Benefits for a discussion of the benefits and payments the executives may receive under their agreements upon termination of employment.

2012 Equity Incentive Plan

Franklin Financial maintains the 2012 Equity Incentive Plan to further its commitment to performance-based compensation and to provide participants with an opportunity to have an equity interest in the Company. The plan is administered by the Compensation Committee of the Board of Directors of Franklin Financial. The Compensation Committee has the authority to grant stock options and restricted stock awards to employees and directors of Franklin Financial and Franklin Federal. Additional information on the 2012 Plan is set forth in the Compensation Discussion and Analysis section of this proxy statement.

Outstanding Equity Awards at Fiscal Year End. The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of September 30, 2013.

Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (2)	Option Exercise Price	Option Expiration Date	Number of Restricted Shares or Units of Stock That Have Not Vested (2)	Market Value of Restricted Shares or Units of Stock That Have Not Vested (3)
Richard T. Wheeler, Jr	37,000	148,000	$ 13.42	03/29/2022	60,000	$ 1,137,600

Donald F. Marker	25,000	100,000	13.42	03/29/2022	40,000	758,400

Steven R. Lohr	25,000	100,000	13.42	03/29/2022	40,000	758,400

Barry R. Shenton	25,000	100,000	13.42	03/29/2022	40,000	758,400

(1)	Represents awards that vested on March 29, 2013.
(2)	Represents awards that vest in four remaining equal annual installments commencing on March 29, 2014. The vesting of restricted shares is subject to meeting all performance conditions (See Compensation Discussion and Analysis—Long-Term Equity-Based Incentive Compensation).
(3)	Based upon Franklin Financial’s closing stock price of $18.96 on September 30, 2013.

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Pension Benefits

Employees’ Pension Plan. We maintain the Pension Plan to provide retirement income for eligible employees. Employees hired prior to August 1, 2011 who are at least 21 years old began participation in the plan after completing one year of service. Upon retirement at or after age 65, employees receive an annual benefit based on their total years of service and their average compensation for the five consecutive highest compensation years in the ten-year period preceding their retirement. A participant may elect early retirement after attaining age 55 and completing 10 years of service. All benefits are integrated with a participant’s social security benefits. For an unmarried participant, the normal form of benefit payment is a life annuity with 120 monthly payments guaranteed. The normal form of benefit for a married participant is a qualified joint-and-50% survivor annuity. With spousal consent, a married participant may select a distribution option from among several actuarially equivalent annuity options. All of our named executive officers are participants in the Pension Plan.

SERP. In addition to his participation in the Pension Plan, Mr. Wheeler has entered into a SERP with Franklin Federal to provide him with benefits that cannot be provided through the Pension Plan as a result of the benefit limitations applicable to tax-qualified retirement plans. Mr. Wheeler’s accrued benefit under the SERP is equal to the difference between (i) his accrued benefit under the Pension Plan’s benefit formula computed without regard to applicable benefit limitations and (ii) his actual accrued benefit under the Pension Plan. The supplemental benefit is generally distributable at the same times and in the same forms as the benefit provided by the Pension Plan.

The following table sets forth the actuarial present value of each executive’s accumulated benefit under our Pension Plan (and, in Mr. Wheeler’s case, the Pension Plan and the SERP) along with the number of years of credited service under the plan. No payments were made to the executives from the Pension Plan or the SERP in 2013.

Name	Plan Name	Present Value of Accumulated Benefit ($) (1)	Number of Years of Credited Service (2)
Richard T. Wheeler, Jr.	Virginia Bankers Association Defined Benefit Plan	1,184,780	22
	Supplemental Executive Retirement Plan	67,083	22
Donald F. Marker	Virginia Bankers Association Defined Benefit Plan	366,456	24
Steven R. Lohr	Virginia Bankers Association Defined Benefit Plan	530,688	16
Barry R. Shenton	Virginia Bankers Association Defined Benefit Plan	521,925	15

(1)	The present value of each executive’s accumulated benefit assumes normal retirement at age 65 (or current age if the executive is older than 65), the election of a ten year certain and life form of pension and is based on a 4.75% discount rate.
(2)	Number of years of credited service used only to determine the benefit under the Pension Plan.

Nonqualified Deferred Compensation

Cash-Based Deferred Compensation Plan. We maintain a cash-based nonqualified deferred compensation arrangement that allows our named executive officers to earn interest on deferred income. Currently, all plan account balances are earning interest based on the Bank’s seven-year certificate of deposit rate on October 1 of each year, compounded and adjusted annually. See Compensation Discussion and Analysis—Retirement Plans—Nonqualified Deferred Compensation Plan (Cash-Based).

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Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Richard T. Wheeler, Jr.	—	—	—	—	—
Donald F. Marker	—	—	—	—	—
Steven R. Lohr	—	—	4,507	—	268,068
Barry R. Shenton	—	—	5,356	—	318,553

Stock-Based Deferral Plan. In connection with our initial public offering, we adopted a stock-based deferral plan for certain eligible officers and members of the Board of Directors. The stock-based deferral plan allowed participants to use funds transferred from the phantom equity deferred compensation plans described above in order to purchase common stock in the initial public offering. The stock-based deferral plan may be amended at a later date to permit eligible officers and members of the Board of Directors to make future elections to defer compensation into the plan and invest such deferrals in Franklin Financial Corporation common stock. Information with respect to this plan is set forth in the following table:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Richard T. Wheeler, Jr.	—	—	207,557	—	1,681,916
Donald F. Marker	—	—	119,788	—	970,724
Steven R. Lohr	—	—	60,036	—	486,536
Barry R. Shenton	—	—	60,036	—	486,536

(1)	Represents appreciation in the value of the Company’s stock held by the plan in the last fiscal year.
(2)	Based on the Company’s closing stock price of $18.96 on September 30, 2013.

Potential Post-Termination Benefits

Payments Made Upon Termination for Cause. If named executive officers are terminated for cause, they will receive their base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided. In the event of a named executive officer’s termination of employment for cause, all unvested equity awards granted under the 2012 Plan are forfeited.

All benefits credited to Mr. Wheeler under the SERP are non-forfeitable and therefore payable to him if he is terminated for cause.

Payments Made Upon Termination without Cause or for Good Reason. If Franklin Financial or Franklin Federal elects to terminate an executive for reasons other than for cause, or if an executive resigns after specified circumstances that would constitute constructive termination, the executives (or, in the event of death, their beneficiaries) are entitled to a lump sum severance payment equal to the base salary payments due for the remaining term of the employment agreement, along with all contributions that would have been made on behalf of the executive during the remaining term of the agreement pursuant to any of Franklin Financial’s or Franklin Federal’s employee benefit plans. In addition, Franklin Federal or Franklin Financial would continue and/or pay for each executive’s health, life, dental and disability coverage for the remaining term of the employment agreement. In the event of a named executive officer’s termination of employment without cause or for good reason, all unvested equity awards granted under the 2012 Plan are forfeited.

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All benefits credited to Mr. Wheeler under the SERP are non-forfeitable and therefore payable to him if he is terminated without cause, or he voluntarily terminates for good reason.

Payments Made Upon Disability. Under the employment agreements, if an executive is terminated following a determination that he is totally and permanently disabled and unable to perform his duties, Franklin Financial will pay the executive 100% of his base salary for the remaining term of his employment agreement. In addition, an executive is entitled to all perquisites and compensation and benefits provided under the employment agreement to the greatest extent possible under all benefit plans in which an executive participated before he was terminated and as if he was actively employed by Franklin Federal. All disability payments would be reduced by the amount of any benefits payable under our disability plans. Upon an executive’s termination due to disability, outstanding stock options granted pursuant to the 2012 Plan vest and remain exercisable until the earlier of one year from the date of termination of employment due to disability or the expiration of the stock options. Restricted stock awards granted under the 2012 Plan also vest upon the executive’s termination of employment due to disability.

All benefits credited to Mr. Wheeler under the SERP are non-forfeitable and therefore payable to him if he becomes disabled and his employment is terminated.

Payments Made Upon Death. Under their employment agreements, the executives’ estates are entitled to receive the compensation due to them through the end of the month in which their death occurs. Upon an executive’s death, outstanding stock options granted pursuant to the 2012 Plan vest and remain exercisable until the earlier of one year from the date the executive dies or the expiration of the stock options. Restricted stock awards granted to the executives under the 2012 Plan also vest upon the executive’s death.

All benefits credited to Mr. Wheeler under the SERP are non-forfeitable and therefore payable to his beneficiary if he dies.

Payments Made Upon a Change in Control. The executives’ employment agreements provide that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, the executives receive a lump sum cash payment equal to 3.0 times the average of each executive’s five preceding taxable years’ annual compensation (“base amount”). For this calculation, annual compensation will include all taxable income plus any retirement contributions or benefits made or accrued during the period, but it will exclude taxable compensation payments received from the phantom equity deferred compensation plans and the Company’s stock-based deferral plan. In addition, the executives will also receive the contributions they would have received under our retirement programs for a period of thirty-six months, as well as health, life, dental and disability coverage for that same time period. Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the “base amount” constitute “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts. The executives’ employment agreements provide that if the total value of the benefits provided and payments made to them in connection with a change in control, either under their employment agreements alone or together with other payments and benefits that they have the right to receive from Franklin Financial and Franklin Federal, exceed three times their base amount (“280G Limit”), their severance payment will be reduced or revised so that the aggregate payments do not exceed their 280G Limit.

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Under the terms of the ESOP, upon a change in control (as defined in the plan), the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by us on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Payments under the ESOP are not categorized as parachute payments and, therefore, do not count towards each executive’s 280G Limit.

In the event of a change in control (as defined in the Company’s 2012 Plan), outstanding stock options granted pursuant to the 2012 Plan vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to the executives under the 2012 Plan also vest upon a change in control. The value of the accelerated options and restricted stock grants count towards each executive’s Section 280G Limit.

Potential Post-Termination Benefits Tables. The amount of compensation payable to each named executive officer upon termination for cause, termination without cause or for good reason, a change in control followed by termination of employment, disability, death and retirement is shown below. The amounts shown assume that such termination was effective as of September 30, 2013 and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The amounts do not include the executive’s account balances in Franklin Federal’s tax-qualified retirement plans (and in Mr. Wheeler’s case, the SERP) to which each executive has a non-forfeitable interest. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Franklin Financial. The amounts shown in the tables relating to unvested restricted stock awards or in-the-money stock options are based on the fair market value of the Company’s common stock on September 30, 2013, which was $18.96.

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The following table provides the amount of compensation payable to Mr. Wheeler for each of the situations listed below.

	Payments Due Upon
	Involuntary Termination with Cause	Involuntary Termination without Cause or Voluntary Termination with Good Reason (1)	Disability (2)	Death	Voluntary Termination without Good Reason	Change in Control with Termination of Employment
Cash compensation	$—	$720,000	$720,000	$—	$—	$750,763
Health and welfare benefits (3)	—	54,719	54,719	—	—	54,719
Executive Supplemental Retirement Plan Benefit (4)	5,580	5,580	5,580	2,724	5,580	70,185
Income attributable to vesting of stock options (5)	—	—	1,024,900	1,024,900	—	1,024,900
Income attributable to vesting of restricted stock (6)	—	—	1,137,600	1,137,600	—	1,137,600
Total payment	$5,580	$780,299	$2,942,799	$2,165,224	$5,580	$3,038,167	(7)

(1)	“Good Reason” means the material breach of the agreement by Franklin Federal or Franklin Financial, including: (1) a material change to the executive’s responsibilities or authority; (2) assignment to executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills or experience; (3) the failure to nominate or renominate the executive to the Board of Directors of Franklin Federal or Franklin Financial; (4) a reduction in salary or benefits; (5) termination or material reduction of incentive and benefits plans, programs or arrangements; (6) relocation of executive’s principal business office by more than twenty-five miles; or (7) the liquidation or dissolution of Franklin Financial or Franklin Federal.
(2)	Disability payment equals the executive’s base salary for the full remaining term of the agreements. However, it does not reflect any reduction in benefits as a result of payments made under our disability plans.
(3)	The value of coverage under Franklin Federal’s health, life, dental and disability insurance programs for a period of 36 months.
(4)	Represents annual payments, with the exception of a change in control. In the event of involuntary termination with cause, involuntary termination without cause, voluntary termination for good reason or disability, executive will receive a lifetime payment of $465 per month with 120 payments guaranteed. In the event of a change in control, executive will receive a lump sum payment of $70,185 and in the event of death, executive’s spouse will receive a lifetime payment of $227 per month.
(5)	Represents the in-the-money value of the executive’s outstanding stock options upon the executive’s death, disability or a change in control. Unvested stock options awarded under the 2012 Plan accelerate and become fully exercisable upon death, disability or a change in control. For purposes of a change in control, the executive is not required to terminate his employment to receive this benefit.
(6)	Represents the value of the executive’s outstanding restricted stock awards which will fully vest upon his death, disability or a change in control. For purposes of a change in control, the executive is not required to terminate his employment to receive this benefit.
(7)	The amount shown does not reflect the fact that, in the event payments to the executive in connection with a change in control or otherwise would result in an excise tax under Section 4999 of the Internal Revenue Code, such payments may be reduced to the extent necessary so that the excise tax does not apply.

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The following table provides the payments due to Mr. Marker for each of the situations listed below. Mr. Marker is not entitled to severance benefits from Franklin Financial or Franklin Federal in the event his employment is terminated for cause or he voluntarily terminates his employment without good reason.

	Payments Due Upon
	Involuntary Termination without Cause or Voluntary Termination with Good Reason (1)	Disability (2)	Death	Change in Control with Termination of Employment
Cash compensation	$468,000	$468,000	$—	$433,329
Health and welfare benefits (3)	34,272	34,272	—	34,272
Income attributable to vesting of stock options (4)	—	692,500	692,500	692,500
Income attributable to vesting of restricted stock (5)	—	758,400	758,400	758,400
Total payment	$502,272	$1,953,172	$1,450,900	$1,918,501	(6)

(1)	“Good Reason” means the material breach of the agreement by Franklin Federal or Franklin Financial, including: (1) a material change to the executive’s responsibilities or authority; (2) assignment to executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills or experience; (3) a reduction in salary or benefits; (4) termination or material reduction of incentive and benefits plans, programs or arrangements; (5) relocation of executive’s principal business office by more than twenty-five miles; or (6) the liquidation or dissolution of Franklin Financial or Franklin Federal.
(2)	Disability payment equals the executive’s base salary for the full remaining term of the agreements. However, it does not reflect any reduction in benefits as a result of payments made under our disability plans.
(3)	The value of coverage under Franklin Federal’s health, life, dental and disability insurance programs for a period of 36 months.
(4)	Represents the in-the-money value of the executive’s outstanding stock options upon the executive’s death, disability or a change in control. Unvested stock options awarded under the 2012 Plan accelerate and become fully exercisable upon death, disability or a change in control. For purposes of a change in control, the executive is not required to terminate his employment to receive this benefit.
(5)	Represents the value of the executive’s outstanding restricted stock awards which will fully vest upon his death, disability or a change in control. For purposes of a change in control, the executive is not required to terminate his employment to receive this benefit.
(6)	The amount shown does not reflect the fact that, in the event payments to the executive in connection with a change in control or otherwise would result in an excise tax under Section 4999 of the Internal Revenue Code, such payments may be reduced to the extent necessary so that the excise tax does not apply.

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The following table provides the payments due to Mr. Lohr for each of the situations listed below. Mr. Lohr is not entitled to severance benefits from Franklin Financial or Franklin Federal in the event his employment is terminated for cause or he voluntarily terminates his employment without good reason.

	Payments Due Upon
	Involuntary Termination without Cause or Voluntary Termination with Good Reason (1)	Disability (2)	Death	Change in Control with Termination of Employment
Cash compensation	$512,100	$512,100	$—	$508,035
Health and welfare benefits (3)	38,052	38,052	—	38,052
Income attributable to vesting of stock options (4)	—	692,500	692,500	692,500
Income attributable to vesting of restricted stock (5)	—	758,400	758,400	758,400
Total payment	$550,152	$2,001,052	$1,450,900	$1,996,987	(6)

(1)	“Good Reason” means the material breach of the agreement by Franklin Federal or Franklin Financial, including: (1) a material change to the executive’s responsibilities or authority; (2) assignment to executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills or experience; (3) a reduction in salary or benefits; (4) termination or material reduction of incentive and benefits plans, programs or arrangements; (5) relocation of executive’s principal business office by more than twenty-five miles; or (6) the liquidation or dissolution of Franklin Financial or Franklin Federal.
(2)	Disability payment equals the executive’s base salary for the full remaining term of the agreements. However, it does not reflect any reduction in benefits as a result of payments made under our disability plans.
(3)	The value of coverage under Franklin Federal’s health, life, dental and disability insurance programs for a period of 36 months.
(4)	Represents the in-the-money value of the executive’s outstanding stock options upon the executive’s death, disability or a change in control. Unvested stock options awarded under the 2012 Plan accelerate and become fully exercisable upon death, disability or a change in control. For purposes of a change in control, the executive is not required to terminate his employment to receive this benefit.
(5)	Represents the value of the executive’s outstanding restricted stock awards which will fully vest upon his death, disability or a change in control. For purposes of a change in control, the executive is not required to terminate his employment to receive this benefit.
(6)	The amount shown does not reflect the fact that, in the event payments to the executive in connection with a change in control or otherwise would result in an excise tax under Section 4999 of the Internal Revenue Code, such payments may be reduced to the extent necessary so that the excise tax does not apply.

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The following table provides the payments due to Mr. Shenton for each of the situations listed below. Mr. Shenton is not entitled to severance benefits from Franklin Financial or Franklin Federal in the event his employment is terminated for cause or he voluntarily terminates his employment without good reason.

	Payments Due Upon
	Involuntary Termination without Cause or Voluntary Termination with Good Reason (1)	Disability (2)	Death	Change in Control with Termination of Employment
Cash compensation	$512,100	$512,100	$—	$487,315
Health and welfare benefits (3)	24,516	24,516	—	24,516
Income attributable to vesting of stock options (4)	—	692,500	692,500	692,500
Income attributable to vesting of restricted stock (5)	—	758,400	758,400	758,400
Total payment	$536,616	$1,987,516	$1,450,900	$1,962,731	(6)

(1)	“Good Reason” means the material breach of the agreement by Franklin Federal or Franklin Financial, including: (1) a material change to the executive’s responsibilities or authority; (2) assignment to executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills or experience; (3) a reduction in salary or benefits; (4) termination or material reduction of incentive and benefits plans, programs or arrangements; (5) relocation of executive’s principal business office by more than twenty-five miles; or (6) the liquidation or dissolution of Franklin Financial or Franklin Federal.
(2)	Disability payment equals the executive’s base salary for the full remaining term of the agreements. However, it does not reflect any reduction in benefits as a result of payments made under our disability plans.
(3)	The value of coverage under Franklin Federal’s health, life, dental and disability insurance programs for a period of 36 months.
(4)	Represents the in-the-money value of the executive’s outstanding stock options upon the executive’s death, disability or a change in control. Unvested stock options awarded under the 2012 Plan accelerate and become fully exercisable upon death, disability or a change in control. For purposes of a change in control, the executive is not required to terminate his employment to receive this benefit.
(5)	Represents the value of the executive’s outstanding restricted stock awards which will fully vest upon his death, disability or a change in control. For purposes of a change in control, the executive is not required to terminate his employment to receive this benefit.
(6)	The amount shown does not reflect the fact that, in the event payments to the executive in connection with a change in control or otherwise would result in an excise tax under Section 4999 of the Internal Revenue Code, such payments may be reduced to the extent necessary so that the excise tax does not apply.

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Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than 10% of any registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and stockholders who own greater than 10% of our common stock are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors complied with applicable reporting requirements for transactions in Franklin Financial common stock during fiscal 2013.

Policies and Procedures for Approval of Related Persons Transactions

Franklin Financial maintains a Policy and Procedures Governing Related Persons Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than 5% of any outstanding class of voting securities of Franklin Financial, or immediate family members or certain affiliated entities of any of the foregoing persons living in the same household.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;

•	Franklin Financial is, will or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of Franklin Financial or Franklin Federal if such compensation is disclosed pursuant to the proxy rules of the Securities and Exchange Commission or if the Compensation Committee of the Board of Directors approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of Franklin Financial or Franklin Federal if such compensation is disclosed pursuant to the proxy rules of the Securities and Exchange Commission; and

•	any extension of credit with a related person provided in the ordinary course of the Company’s business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans provided to unrelated third parties and which did not involve more than the normal risk of collectibility or present other unfavorable features. However, loans on nonaccrual status or that are past due, restructured or potential problem loans are not considered excluded transactions.

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Related person transactions will be approved by the Board of Directors following a recommendation to the Board by the Audit Committee.

Transactions with Related Persons

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans by publicly traded companies to their executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by banks to their executive officers and directors in compliance with federal banking regulations. Federal regulations generally require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features, although federal regulations allow us to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of Franklin Federal’s capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the board of directors.

There were no loans extended by Franklin Federal to its executive officers and directors and related parties outstanding at September 30, 2013.

Submission of Business Proposals

and Stockholder Nominations

The Company must receive proposals that stockholders seek to have included in the proxy statement for the Company’s next annual meeting no later than September 16, 2014. If next year’s annual meeting is held on a date more than 30 calendar days from February 25, 2015, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s bylaws provide that for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Secretary not less than 90 days before the date of the meeting; provided that if less than 100 days notice or prior public disclosure of the meeting is given or made to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

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Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Richard T. Wheeler, Jr., Chairman, President and Chief Executive Officer, 4501 Cox Road, Glen Allen, Virginia 23060. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Nominating and Corporate Governance Committee.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s annual report to stockholders has been provided to all persons who were stockholders as of the close of business on December 26, 2013. Any stockholder who has not received a copy of the annual report may obtain a copy by writing to the Secretary of the Company. The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Form 10-K for the year ended September 30, 2013, as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were stockholders as of the close of business on December 26, 2013 upon written request to Donald F. Marker, Vice President, Chief Financial Officer and Secretary/Treasurer, 4501 Cox Road, Glen Allen, Virginia 23060.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

37

REVOCABLE PROXY

FRANKLIN FINANCIAL CORPORATION

YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS
Stockholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
To Vote by Telephone:
Call 1-866-870-3708 Toll-Free on a Touch-Tone
Phone anytime prior to 11:59 p.m., February 24, 2014.
To Vote by Internet:
Go to https://www.rtcoproxy.com/frnk prior to 11:59 p.m., February 24, 2014.
Please note that the last vote received from a
stockholder, whether by telephone, by Internet or by mail,
will be the vote counted.
Mark here if you no longer wish to receive paper
annual meeting materials and instead view them online. ☐

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

Annual Meeting Materials are available at:	Comments:
http://www.cfpproxy.com/7000

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

1.	The election as directors of all nominees listed (except as marked to the contrary below).	For ☐	With- hold ☐	For All Except ☐	2.	The ratification of the appointment of McGladrey LLP as the independent registered public accounting firm of Franklin Financial Corporation for the fiscal year ending September 30, 2014.	For ☐	Against ☐	Abstain ☐

Nominees: (01) L. Gerald Roach and (02) Richard T. Wheeler, Jr	3.	The approval of an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement.	For ☐	Against ☐	Abstain ☐

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee’s(s’) name(s) or number(s) in the space provided below.	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND PROPOSALS (2) AND (3)
_______________________________________________________________	This proxy, properly signed and dated, is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the proposals. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This Proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

The below signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated January 14, 2014 and the Annual Report to Stockholders.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on this voting instruction card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

FRANKLIN FINANCIAL CORPORATION ─ ANNUAL MEETING, FEBRUARY 25, 2014

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/7000

You can vote in one of three ways:

1.	Call toll free 1-866-870-3708 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/frnk and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

FRANKLIN FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

February 25, 2014

4:00 p.m., Local Time

The undersigned hereby appoints Hugh T. Harrison II, Elizabeth W. Robertson and George L. Scott, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company that the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on Tuesday, February 25, 2014, at 4:00 p.m., local time, at The Cultural Arts Center at Glen Allen, 2880 Mountain Road, Glen Allen, Virginia 23060 with all of the powers the undersigned would possess if personally present at such meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
THE INTERNET OR BY TELEPHONE.

 4501 Cox Rd

Glen Allen, VA 23060

Dear ESOP Participant:

On behalf of the Board of Directors, I am forwarding to you the enclosed YELLOW voting instruction card for the purpose of directing Pentegra Trust Company (our ESOP Trustee) how to vote the shares of Franklin Financial Corporation (the “Company”) common stock allocated to your ESOP account on the proposals to be presented at the Company’s Annual Meeting of Stockholders to be held on Tuesday, February 25, 2014. In order to assist you in providing our ESOP Trustee with voting directions, we have enclosed a Notice and Proxy Statement for the Company’s Annual Meeting of Stockholders, which sets forth the proposals that will be presented at the Annual Meeting. We have also included a copy of the Company’s Annual Report to Stockholders.

To direct the ESOP Trustee on how to vote the shares of Company common stock allocated to your ESOP account as of December 26, 2013, the Annual Meeting record date, please complete and sign the YELLOW voting instruction card included with this letter and submit it for tabulation in the accompanying postage-paid envelope. Alternatively, you may also vote via the Internet or by telephone, as directed on the voting instruction card. All voting instructions must be received by February 18, 2014. The unallocated shares of Company common stock held in the ESOP Trust and the shares for which timely instructions are not received will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions the ESOP Trustee receives from participants regarding the shares of Company common stock allocated to their accounts, subject to the ESOP Trustee’s fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended.

Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Franklin Federal Savings Bank (the “Bank”). As a Bank employee, you may participate in several plans that hold company common stock. Please complete and submit all voting instruction cards that you receive.

Sincerely,

Richard T. Wheeler, Jr.
Chairman, President and Chief Executive Officer

REVOCABLE PROXY

FRANKLIN FINANCIAL CORPORATION

YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS
As a Plan Participant, you have three ways to direct the ESOP Trustee how to vote the shares of Common Stock allocated to your ESOP account:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
To Vote by Telephone:
Call 1-866-870-3708 Toll-Free on a Touch-Tone
Phone anytime prior to 11:59 p.m., February 18, 2014.
To Vote by Internet:
Go to https://www.rtcoproxy.com/frnk prior to 11:59 p.m., February 18, 2014.
Mark here if you no longer wish to receive paper
annual meeting materials and instead view them online. ☐

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

1.	The election as directors of all nominees listed (except as marked to the contrary below).	For ☐	With- hold ☐	For All Except ☐	2.	The ratification of the appointment of McGladrey LLP as the independent registered public accounting firm of Franklin Financial Corporation for the fiscal year ending September 30, 2014.	For ☐	Against ☐	Abstain ☐

Nominees: (01) L. Gerald Roach and (02) Richard T. Wheeler, Jr	3.	The approval of an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement.	For ☐	Against ☐	Abstain ☐

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee’s(s’) name(s) or number(s) in the space provided below.	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND PROPOSALS (2) AND (3)

_______________________________________________________________

The below signed acknowledges receipt from the Company prior to the execution of this voting instruction card of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated January 14, 2014 and the Annual Report to Stockholders.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on this voting instruction card.

FRANKLIN FINANCIAL CORPORATION ─ ANNUAL MEETING, FEBRUARY 25, 2014

YOUR VOTE IS IMPORTANT!

You can provide your voting instructions to the ESOP Trustee in one of three ways:

1.	Call toll free 1-866-870-3708 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/frnk and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

FRANKLIN FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

February 25, 2014

4:00 p.m., Local Time

The undersigned hereby directs Pentegra Trust Company (“the ESOP Trustee”) to vote all shares of common stock of the Company allocated to the undersigned through the Franklin Federal Savings Bank Employee Stock Ownership Plan (“ESOP”) that the undersigned is entitled to direct the ESOP Trustee to vote at the Annual Meeting of Stockholders to be held on Tuesday, February 25, 2014, at 4:00 p.m., local time, at The Cultural Arts Center at Glen Allen, 2880 Mountain Road, Glen Allen, Virginia 23060 with all of the powers the undersigned would possess if personally present at such meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

4501 Cox Rd

Glen Allen, VA 23060

Dear Restricted Stock Award Recipient:

On behalf of the Board of Directors, I am forwarding to you the enclosed GREEN voting instruction card for the purpose of directing Pentegra Trust Company (the trustee for the Franklin Financial Corporation 2012 Equity Incentive Plan (“2012 Plan”)) how to vote the unvested shares of Franklin Financial Corporation (the “Company”) restricted stock awarded to you under the 2012 Plan on the proposals to be presented at the Company’s Annual Meeting of Stockholders to be held on Tuesday, February 25, 2014. In order to assist you in providing the 2012 Plan Trustee with voting directions, we have enclosed a Notice and Proxy Statement for the Company’s Annual Meeting of Stockholders, which sets forth the proposals that will be presented at the Annual Meeting. We have also included a copy of the Company’s Annual Report to Stockholders.

To direct the 2012 Plan Trustee on how to vote the unvested restricted shares of Company common stock awarded to you as of December 26, 2013, the Annual Meeting record date, please complete and sign the GREEN voting instruction card included with this letter and submit it for tabulation in the accompanying postage-paid envelope. Alternatively, you may also vote via the Internet or by telephone, as directed on the voting instruction card. All voting instructions must be received by February 18, 2014. The Company will direct the 2012 Plan Trustee how to vote the shares of Company common stock held in the 2012 Plan Trust that have not been awarded to 2012 Plan participants and for which timely participant instructions are not received.

Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Franklin Federal Savings Bank. You may participate in several plans that hold company common stock. Please complete and submit all voting instruction cards that you receive.

Sincerely,

Richard T. Wheeler, Jr.
Chairman, President and Chief Executive Officer

REVOCABLE PROXY

FRANKLIN FINANCIAL CORPORATION

YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS

As a Plan Participant, you have three ways to direct the 2012 Plan Trustee how to vote the unvested shares of Franklin Financial Corporation common stock awarded to you as restricted stock under the Franklin Financial Corporation 2012 Equity Incentive Plan:

1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
To Vote by Telephone:
Call 1-866-870-3708 Toll-Free on a Touch-Tone
Phone anytime prior to 11:59 p.m., February 18, 2014.
To Vote by Internet:
Go to https://www.rtcoproxy.com/frnk prior to 11:59 p.m., February 18, 2014.
Mark here if you no longer wish to receive paper
annual meeting materials and instead view them online. ☐

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

1.	The election as directors of all nominees listed (except as marked to the contrary below).	For ☐	With- hold ☐	For All Except ☐	2.	The ratification of the appointment of McGladrey LLP as the independent registered public accounting firm of Franklin Financial Corporation for the fiscal year ending September 30, 2014.	For ☐	Against ☐	Abstain ☐

Nominees: (01) L. Gerald Roach and (02) Richard T. Wheeler, Jr	3.	The approval of an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement.	For ☐	Against ☐	Abstain ☐

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee’s(s’) name(s) or number(s) in the space provided below.	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES AND PROPOSALS (2) AND (3)

_______________________________________________________________

The below signed acknowledges receipt from the Company prior to the execution of this voting instruction card of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated January 14, 2014 and the Annual Report to Stockholders.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on this voting instruction card.

FRANKLIN FINANCIAL CORPORATION ─ ANNUAL MEETING, FEBRUARY 25, 2014

YOUR VOTE IS IMPORTANT!

You can provide your voting instructions to the 2012 Plan Trustee in one of three ways:

1.	Call toll free 1-866-870-3708 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/frnk and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

FRANKLIN FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

February 25, 2014

4:00 p.m., Local Time

The undersigned hereby directs Pentegra Trust Company (“2012 Plan Trustee”) to vote all unvested shares of common stock of the Company awarded to the undersigned in the form of a restricted stock award under the Franklin Financial Corporation 2012 Equity Incentive Plan (“2012 Plan”) that the undersigned is entitled to direct the 2012 Plan Trustee to vote at the Annual Meeting of Stockholders to be held on Tuesday, February 25, 2014, at 4:00 p.m., local time, at The Cultural Arts Center at Glen Allen, 2880 Mountain Road, Glen Allen, Virginia 23060 with all of the powers the undersigned would possess if personally present at such meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.